Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 4, 2009

between

SunPower Corporation

and

Wells Fargo Bank, N.A.,

as

Trustee

4.75% SENIOR CONVERTIBLE DEBENTURES DUE 2014

i

Exhibit A – Form of Debenture

ii

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of May 4, 2009, is between SunPower Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of February 7, 2007 (the “Base Indenture” and together with this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments to be issued in one or more series by the Company;

WHEREAS, the issuance and sale of up to $230,000,000 aggregate principal amount of the Company’s 4.75% Senior Convertible Debentures due 2014 has been authorized by resolutions adopted by the Board of Directors;

WHEREAS, Section 9.1(e) of the Base Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of any Securities to be issued under the Indenture without the consent of the Holders of any Securities then outstanding;

WHEREAS, the Company desires to supplement the provisions of the Base Indenture to provide for the issuance of the Debentures under the terms of the Base Indenture as supplemented hereby; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Third Supplemental Indenture;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:

Article 1

Definitions and Incorporation by Reference

Section 1.01 Definitions.

All terms contained in this Third Supplemental Indenture shall, except as specifically provided for herein or except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the Third Supplemental Indenture, this Third Supplemental Indenture shall govern.

Unless the context otherwise requires, the following terms shall have the following meanings:

“Additional Debentures” has the meaning specified in Section 2.06.

“Additional Shares” has the meaning specified in Section 8.04(b).

“Applicable Consideration” has the meaning specified in Section 8.06.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Debenture, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definitions of “Continuing Directors” and “Fundamental Change,” any committee thereof duly authorized to act on behalf of such Board.

“Class A Common Stock” means the class A common stock of the Company, par value $0.001 per share, as it exists on the date of this Third Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, ordinary shares or depositary shares or other common equity interests of such surviving corporation or its direct or indirect parent corporation, which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class distributed to holders of the Class A Common Stock, the shares of each such class then so issuable on conversion of Debentures shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Class B Common Stock” means the class B common stock of the Company, par value $0.001 per share, as it exists on the date of the Third Supplemental Indenture.

“Closing Sale Price” of any share of Class A Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange (or if not so listed, on the principal regional securities exchange) on which the shares of Class A Common Stock are traded or, if the shares of Class A Common Stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets, Inc. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Closing Date” means the date of this Third Supplemental Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Third Supplemental Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

“Conversion Date” has the meaning specified in Section 8.02.

“Conversion Notice” has the meaning specified in Section 8.02.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means the number of shares of Class A Common Stock into which each $1,000 principal amount of Debentures is convertible, which is initially 37.8788 shares, subject to adjustments as set forth herein.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at any particular time its corporate trust business as it relates to the Indenture shall be administered, which office is, at the date as of which this Third Supplemental Indenture is dated, located at Wells Fargo Bank, N.A., Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attention: SunPower Account Manager or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” has the meaning specified in Section 8.05(g)(1).

“Debentureholder” or “Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.

“Debentures” means any debentures issued, authenticated and delivered under the Indenture, including any Global Debentures.

“Determination Date” has the meaning specified in Section 8.05(k).

“Expiration Time” has the meaning specified in Section 8.05(f).

“Fair Market Value” has the meaning specified in Section 8.05(g)(2).

“Fiscal Quarter” means, with respect to the Company, each fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.

“Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person,” directly or indirectly, including through one or more wholly-owned subsidiaries, becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of more than 75% of the voting power of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);

(b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(c) the adoption of a plan relating to the liquidation or dissolution of the Company;

(d) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(i) any transaction:

(A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Class A Common Stock; and

(B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or

(ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock solely into shares of common stock of the surviving entity; or

(e) the termination of trading of the Class A Common Stock, which will be deemed to have occurred if the Class A Common Stock or other common stock or common equity interests into which the Debentures are then convertible are neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares certificates or similar instruments for such common stock or common equity interests are so listed or approved for listing in the United States.

However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of common stock, depositary receipts or other common equity interests traded or to be traded immediately following such transaction on a United States national securities exchange and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other common equity interests (and any rights attached thereto) and other applicable consideration. For the avoidance of doubt, a Fundamental Change will be deemed not to have occurred solely because of a transaction or series of transactions designed to result in, or resulting in, a conversion of any or all shares of Capital Stock (other than Class A Common Stock) into shares of Class A Common Stock or similar combination or reclassification of the Class A Common Stock and Class B Common Stock into a single class of Capital Stock of the Company.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).

“Global Debentures” has the meaning specified in Section 2.05.

“Indenture” means, collectively, the Base Indenture and the Third Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the Third Supplemental Indenture and the Base Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2009.

“Issue Date” of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Class A Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by applicable United States national securities exchange on which the Class A Common Stock is traded or otherwise) in the Class A Common Stock or in any options, contracts or futures contracts relating to the Class A Common Stock.

“Maturity Date” means April 15, 2014.

“Non-Stock Change of Control” means a transaction described under clause (a) or (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Class A Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other common equity interests traded or scheduled to be traded immediately following such transaction on a United States national securities exchange.

“Prospectus Supplement” means the prospectus supplement, dated April 28, 2009, relating to the Debentures, as filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

“Purchased Shares” has the meaning specified in Section 8.05(f)(1).

“Record Date” means, with respect to each Interest Payment Date, the March 31 or September 30, as the case may be, next preceding such Interest Payment Date. The “record date,” with respect to the Conversion Rate adjustment as provided in Section 8.05, has the meaning specified in Section 8.05(g).

“Reference Period” has the meaning specified in Section 8.05(d).

“Repurchase Notice” has the meaning specified in Section 3.04(c).

“Spin-off” has the meaning specified in Section 8.05(d).

“Spin-off Valuation Period” has the meaning specified in Section 8.05(d).

“Stock Price” has the meaning specified in Section 8.04(b).

“Trading Day” means a day during which (i) trading in the Class A Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Class A Common Stock is provided on the principal United States national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded.

“Trigger Event” has the meaning specified in Section 8.05(d).

“Underwriters” means Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, Lazard Capital Markets LLC, Barclays Capital Inc., Piper Jaffray & Co., Wachovia Capital Markets, LLC and SL Hare Capital, Inc.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.05	(g)
“Bankruptcy Law”	6.01
“Base Indenture”	Recitals
“Conversion Agent”	2.08	(a)
“Custodian”	6.01
“Indenture”	Recitals
“Third Supplemental Indenture”	Preamble
“Trustee”	Preamble

Article 2

The Series of Debentures

Section 2.01 Designation and Amount of Debentures. There is hereby authorized a series of senior convertible debentures designated as “4.75% Senior Convertible Debentures due 2014.” The Debentures will initially not exceed the aggregate principal amount of $230,000,000 (except pursuant to Section 2.06 hereof or the Base Indenture).

Section 2.02 Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Third Supplemental Indenture or the Base Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

Subject to Section 2.05 hereof, so long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Base Indenture, all of the Debentures will be represented by one or more Global Debentures. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Third Supplemental Indenture and the Applicable Procedures.

Each Global Debenture shall represent such aggregate principal amount of outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Debentures.

Section 2.03 Maturity Date; Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount per Debentures, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, principal and interest shall be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, principal and interest will be payable at the Company’s office or agency maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee.

The Person in whose name any Debenture is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Notwithstanding the foregoing: (a) any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made (1) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Debentures converted after the Record Date immediately preceding the Maturity Date or (3) to the extent of any overdue interest, if any, that exists at the time of conversion with respect to such Debentures and (b) the Company shall pay accrued interest to a Person other than the Holder on the Record Date on the Maturity Date, at which date the Company shall pay accrued and unpaid interest to the Person whom the principal amount is paid.

The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office of the Trustee and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date or by check if no such election is made, provided, however, that on the Maturity Date, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially the Corporate Trust Office of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Any interest on any Debentures which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall be subject to Section 2.07.

Section 2.04 Exchange and Registration on Transfer. In addition to Section 2.7 of the Base Indenture, (a) all Debentures presented or surrendered for repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing and (b) neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register transfer of (1) any Debentures or portions thereof surrendered for conversion pursuant to Article 8 of this Third Supplemental Indenture, which may not be withdrawn, or (2) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04 of this Third Supplemental Indenture.

Section 2.05 Global Debentures.

(a) Each Global Debenture authenticated under this Third Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Debenture shall constitute a single Debenture for purposes of this Third Supplemental Indenture.

(b) Notwithstanding any other provisions of this Third Supplemental Indenture, the Base Indenture or the Debentures, no Global Debentures may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debentures exchanged pursuant to this Section 2.05(b) shall be so exchanged in whole and not in part.

(c) In addition, certificated Debentures will be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture, including its rights following the occurrence of an Event of Default.

(d) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (b) or (c) above shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the legend set forth in Exhibit A hereto. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Debenture issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(e) Subject to the provisions of Section 2.05(g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Third Supplemental Indenture or the Debentures.

(f) In the event of the occurrence of any of the events specified in Section 2.05(b) above or upon any request described in Section 2.05(c) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

(g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Third Supplemental Indenture or the Base Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, or under any such Global Debenture, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debenture.

(h) At such time as all interests in a Global Debenture have been repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, subject to Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Debenture is repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, to reflect such reduction.

Section 2.06 Additional Debentures. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional Debentures (“Additional Debentures”), which shall be treated as a single class with the Debentures issued on the Closing Date for all purposes under this Indenture and which shall have terms and conditions set forth in Exhibit A identical to those of the other outstanding Debentures, except that Additional Debentures:

(i) may have a different issue price than other outstanding Debentures;

(ii) may have a different Issue Date from other outstanding Debentures; and

(iii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Debentures;

provided, that no Additional Debentures may be issued if such Additional Debentures would constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Debentures issued on the Issue Date for U.S. federal income tax purposes and provided further, that the Additional Debentures have the same CUSIP number as other outstanding Debentures. No Additional Debentures may be issued if any Event of Default has occurred and is continuing.

Section 2.07 Defaulted Interest. Notwithstanding Section 2.13 of the Base Indenture, if the Company defaults on a payment of interest on the Debentures, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 1% per annum above the then applicable interest rate from the required payment date to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Debentureholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Debentureholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.08 Registrar, Paying Agent, Conversion Agent and Trustee.

(a) In addition to Section 2.4 of the Base Indenture, the Company shall maintain an office or agency where Debentures may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the Corporate Trust Office of the Trustee as its office where Debentures may be surrendered for conversion.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all purposes; provided, however, that until all of the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Debentures have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.03 hereof, the Company shall maintain an office or agency where Debentures may be surrendered for conversion. The Company shall give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company may also from time to time designate on or more Conversion Agents and from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Base Indenture and this Third Supplemental Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Article 3

Redemption and Repurchase of Debentures

Notwithstanding Article 3 of the Base Indenture, the following Article 3 (and not Article 3 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

Section 3.01 [Intentionally omitted].

Section 3.02 [Intentionally omitted].

Section 3.03 [Intentionally omitted].

Section 3.04 Repurchase at Option of Holders Upon a Fundamental Change

(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date of the Debentures, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided, however, that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of the Debentures on the applicable Record Date instead of the holders surrendering the Debentures for repurchase on such date.

(b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall deliver or cause to be delivered to all holders of record of the Debentures on the date of the Fundamental Change at their addresses shown in the Register a Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is delivered to holders of Debentures. Concurrently with the delivery of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion.

No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.

(c) For Debentures to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or stating the following (if the Debentures are represented by a Global Debenture): (A) the certificate number of the Debentures which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.

Section 3.05 [Intentionally omitted].

Section 3.06 Company Repurchase Notice. In connection with any repurchase of Debentures upon a Fundamental Change, the Company shall, on or before the fifth calendar day after the occurrence of such Fundamental Change, give notice to holders (with a copy to the Trustee) setting forth information specified in this Section 3.06 (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1) state the repurchase price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;

(2) state the circumstances constituting the Fundamental Change;

(3) state that the repurchase price will be paid in cash;

(4) state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date;

(5) include a form of Repurchase Notice;

(6) state the name and address of the Paying Agent;

(7) state that Debentures must be surrendered to the Paying Agent to collect the repurchase price;

(8) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.07;

(9) state the then applicable Conversion Rate, including expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change;

(10) state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Third Supplemental Indenture;

(11) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date; and

(12) state the CUSIP number of the Debentures.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the text of the Company Repurchase Notice shall be prepared by the Company.

The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Debentures.

Section 3.07 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.04, the Holder of the Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Debentures. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Debentures (provided the Holder has satisfied the conditions in Section 3.04) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 3.04. The Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 8 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Debentures in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.

Section 3.08 Deposit of Repurchase Price. Prior to 10:00 a.m., New York City Time, on the Business Day immediately following the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Base Indenture, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Business Day immediately following the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Debentures that holders have elected to require the Company to repurchase in accordance with Section 3.04, then, on the Fundamental Change Repurchase Date, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures have been made or the Debentures has been delivered to the Paying Agent.

Section 3.09 Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debentures or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

Section 3.10 Purchase of Debentures in the Open Market. The Company may purchase Debentures in the open market, by tender at any price or pursuant to private agreements.

Section 3.11 Cancellation of Debentures Repurchased. The Company may, at its option, surrender any Debenture repurchased pursuant to this Article 3 to the Trustee for cancellation; provided, however, such Debentures may not be reissued, resold or converted by the Company. Any Debentures surrendered to the Trustee for cancellation may not be reissued, resold or converted by the Company and will be canceled promptly in accordance with Section 2.12 of the Base Indenture.

Section 3.12 Sinking Funds. No sinking fund is provided for the Debentures.

Article 4

Covenants

In addition to the covenants set forth in Article 4 of the Base Indenture (except for the covenants set forth in Sections 4.1, 4.3 and 4.6 of the Base Indenture, which will not apply with respect to the Debentures authorized and designated under this Third Supplemental Indenture), the following covenants shall apply with respect to the Debentures authorized and designated under this Third Supplemental Indenture.

Section 4.01 Payment of Debentures. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Third Supplemental Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Third Supplemental Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Third Supplemental Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase. As of the date of this Third Supplemental Indenture, such office is located at the office of the Trustee located at Wells Fargo Bank, N.A., Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attention: Corporate Trust Operations and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

In addition, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served. As of the date of this Third Supplemental Indenture, such office is located at the agency for service of process of the Trustee located at Wells Fargo Bank, N.A., Corporate Trust Services, MAC N2666-140, 45 Broadway, 14th Floor, New York, New York 10006 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.

Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in the Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

Section 4.04 Payment of Taxes and Other Claims. The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Debentures or with respect to this Indenture; provided, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.05 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

Article 5

Successors

Notwithstanding Article 5 of the Base Indenture, the following Article 5 (and not Article 5 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

Section 5.01 When Company May Merge, Etc. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person unless:

(a) either (i) the Company is the continuing corporation, or (ii) the directly resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture, all of the Company’s obligations under the Debentures and the Indenture;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;

(c) if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally assumes or guarantees all obligations of the Company or such surviving Person under the Debentures and the Indenture; and

(d) the Company has, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

Section 5.02 Successor Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and SunPower Corporation shall be discharged from its obligations under the Debentures and the Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of SunPower Corporation any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under the Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under the Indenture.

Section 5.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

Article 6

Default and Remedies

Section 6.01 Events of Default.

Notwithstanding Section 6.1 of the Base Indenture, the following Section 6.01 (and Section 6.1 of the Base Indenture shall not apply) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 5 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company shall fail to pay any interest on the Debentures when due and such failure continues for a period of 30 calendar days; or

(b) the Company shall fail to pay the principal of the Debentures when due at maturity, or the Company shall fail to pay the Fundamental Change Repurchase Price or any make-whole premium payable in respect of any Debentures when due; or

(c) the Company shall fail to deliver shares of Class A Common Stock (including any Additional Shares payable as a result of a make-whole premium) upon the conversion of any Debentures and such failure continues for five calendar days following the scheduled settlement date for such conversion; or

(d) the Company shall fail to provide the notice required in Section 3.04(b) of an anticipated effective date or actual effective date of a Fundamental Change for a period of five Business Days after such notice was required to be delivered; or

(e) the Company fails to perform or observe any other term, covenant or agreement contained in the Debentures, this Third Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures; or

(f) the Company fails to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any Debt for borrowed money in excess of $25,000,000 of the Company or any Significant Subsidiary of the Company, unless such Debt is discharged or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or default to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures; or

(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) takes any comparable action under any foreign laws relating to insolvency; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(3) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02 Acceleration of Maturity; Rescission and Annulment. Notwithstanding Section 6.2 of the Base Indenture, this Section 6.02 (and not Section 6.2 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

If an Event of Default with respect to outstanding Debentures (other than an Event of Default specified in Section 6.01(g) or 6.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Debentures plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 6.01(g) or 6.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest on the outstanding Debentures shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the outstanding Debentures by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (i) all overdue interest on all Debentures; (ii) the principal amount of any Debentures that has become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the nonpayment of principal or interest on the Debentures which has become due solely because of the acceleration, have been remedied, cured or waived,

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 6.01(f) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 6.01(f) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Waiver of Past Defaults. Notwithstanding Section 6.13 of the Base Indenture, this Section 6.03 (and not 6.13 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Debentures or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Debentures at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Debentures, may, on behalf of the Holders of all of the Debentures, waive an existing Default or Event of Default, except a Default or Event of Default:

(1) in the payment of the principal of or interest on any Debenture;

(2) in respect of the right to convert any Debenture in accordance with Article 8;

(3) in the payment of the Fundamental Change Repurchase Price on the Fundamental Repurchase Date in connection with the repurchase right under Section 3.04 hereof; or

(4) in respect of a covenant or provision hereof which, under Section 7.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04 Limitation on Suits. Notwithstanding Section 6.7 of the Base Indenture, this Section 6.04 (and not Section 6.7 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Debentures unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) the Holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.05 Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 6 and in Article 6 of the Base Indenture (to the extent applicable to the Debentures), notwithstanding any other provision in this Third Supplemental Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional and shall not be impaired or affected without the consent of such Holder, to receive payment of the principal amount, Fundamental Change Repurchase Price, interest or make-whole premium, if any, in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures and this Third Supplemental Indenture, and to convert such Debenture in accordance with Article 8 hereof, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 8 hereof.

Article 7

Amendments; Supplements and Waivers

Section 7.01 Without Consent of Holders.

In addition to the provisions of Section 9.1 of the Base Indenture, the Company and the Trustee may also amend or supplement this Third Supplemental Indenture or the Debentures without notice to or consent of any Holder of a Debenture for any of the following purposes:

(a) to provide for conversion rights of Holders of the Debentures and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Class A Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(b) to secure the Debentures;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

(d) to surrender any right or power herein conferred upon the Company;

(e) to add to the covenants of the Company for the benefit of the Debentureholders;

(f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Base Indenture or this Third Supplemental Indenture or the Debentures; provided, that such modification or amendment does not adversely affect the interests of the Debentureholders in any material respect; provided, further, that any amendment made solely to conform the provisions of the Base Indenture or this Third Supplemental Indenture or the Debentures to the description of the debentures contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the holders of the Debentures;

(g) to make any provision with respect to matters or questions arising under the Base Indenture or this Third Supplemental Indenture or the Debentures that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Base Indenture or this Third Supplemental Indenture or the Debentures; provided, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Debentureholders in any material respect;

(h) to increase the Conversion Rate;

(i) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Base Indenture or this Third Supplemental Indenture under the TIA;

(j) to add guarantees of obligations under the Debentures; or

(k) to provide for a successor trustee.

Section 7.02 With Consent of Holders.

Notwithstanding Section 9.2 of the Base Indenture, this Section 7.02 (and not Section 9.2 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

Except as provided below in this Section 7.02, this Third Supplemental Indenture, the Base Indenture or the Debentures may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of the Indenture or the Debentures may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debentures or (ii) by the adoption of a resolution, at a meeting of Holders of the Debentures outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the outstanding Debentures.

Without the written consent or the affirmative vote of each Holder of Debentures affected, an amendment or waiver under this Section 7.02 may not:

(a) extend the maturity of any Debentures;

(b) reduce the rate or extend the time for payment of interest on any Debentures;

(c) reduce the principal amount of any Debentures;

(d) reduce any amount payable upon redemption or repurchase of any Debentures in accordance with Article 3;

(e) impair the right of a Holder to institute suit for payment of any Debentures;

(f) change the currency in which any principal of, or interest on, the Debentures is payable;

(g) change the redemption provisions in a manner adverse to the Holders;

(h) change the Company’s obligation to repurchase any Debentures at the option of the Holder in a manner adverse to the holders except as provided in Section 7.01(a);

(i) change the Company’s obligation to repurchase any Debentures upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change;

(j) affect the right of a Holder to convert any Debentures into shares of Class A Common Stock or reduce the number of shares of Class A Common Stock or any other property, including cash, receivable upon conversion pursuant to Article 8 hereof;

(k) change the Company’s obligation to maintain an agency for service of process in New York City;

(l) modify this paragraph or Section 6.03 hereof; or

(m) reduce the percentage of the Debentures required for consent to any modification of the Base Indenture or this Third Supplemental Indenture that does not require the consent of each affected Holder.

It shall not be necessary for any act of Holders of Debentures under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 7.02 becomes effective, the Company shall promptly deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Article 8

Conversion of Debentures

Section 8.01 Right to Convert.

(a) Subject to and upon compliance with the provisions of this Third Supplemental Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any outstanding Debentures shall have the right, at such Holder’s option, to convert the principal amount of the Debentures held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Class A Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debentures so to be converted, together with any required funds, under the circumstances described in this Section 8.01 and in the manner provided in Section 8.02 hereof.

(b) Debentures in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Debentures pursuant to Section 3.04 hereof may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.07 hereof prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

(c) A Holder of Debentures is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted his Debentures to Class A Common Stock, and only to the extent such Debentures are deemed to have been converted to Class A Common Stock under this Article 8.

Section 8.02 Exercise of Conversion Right; Issuance of Class A Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Debentures with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 8.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion, if any, shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 8.07 hereof. Once delivered, a Conversion Notice is irrevocable.

In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 8.02 and any transfer or similar taxes if required pursuant to Section 8.07 hereof.

A certificate or certificates for the number of full shares of Class A Common Stock into which the Debentures are converted will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 8.12 hereof. In case any Debentures of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debentures so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

Each conversion shall be deemed to have been effected as to any such Debentures (or portion thereof) on the date on which the requirements set forth above in this Section 8.02 have been satisfied as to such Debentures (or portion thereof) (the “Conversion Date”) and such Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion, if any, shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that in the event of any such surrender on any date when the stock transfer books of the Company shall be closed, that Person shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

Any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Debentures converted after the Record Date immediately preceding the Maturity Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debentures. Except as provided above in this Section 8.02 and Section 8.05 hereof, no payment or other adjustment shall be made for interest accrued on any Debentures converted or for dividends on any shares issued upon the conversion of such Debentures as provided in this Article 8.

Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Debenture at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

Upon the conversion of any Debentures, the accrued but unpaid interest and accrued tax original issue discount, if any, attributable to the period from the Issue Date of the Debentures to the Conversion Date, with respect to the converted Debentures, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Class A Common Stock (and a cash payment in lieu of fractional shares, if any) in exchange for the Debentures being converted pursuant to the provisions hereof.

Section 8.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Class A Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the applicable fraction of the Closing Sale Price on the final Trading Day immediately preceding the Conversion Date.

Section 8.04 Conversion Rate.

(a) Each $1,000 principal amount of the Debentures shall be convertible into the number of shares of Class A Common Stock based upon the Conversion Rate which is specified in the form of Debenture attached as Exhibit A hereto, subject to adjustment as provided in this Section 8.04 and Section 8.05 hereof.

(b) Prior to the Maturity Date, if and only to the extent a Holder elects to convert Debentures in connection with a Non-Stock Change of Control at any time beginning on the Business Day following the date on which such Non-Stock Change of Control becomes effective (the “Effective Date”) but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date, the Company shall increase the Conversion Rate applicable to such converted Debentures by a number of additional shares of Class A Common Stock (the “Additional Shares”) as set forth below. A conversion of Debentures shall be deemed to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent during the period specified in the previous sentence. The number of additional shares of Class A Common Stock shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Class A Common Stock in the Non-Stock Change of Control. If holders of Class A Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Class A Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Non-Stock Change of Control.

The numbers of Additional Shares of Class A Common Stock set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table below shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which

(1) the numerator shall be the Conversion Rate immediately prior to the adjustment and

(2) the denominator shall be the Conversion Rate as so adjusted.

The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be adjusted:

Stock Price

	Stock price
Effective Date	$22.00	$24.00	$26.00	$28.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00
May 4, 2009	7.5757	6.5616	5.6702	4.9446	4.3454	3.2337	2.4792	1.5442	1.0052	0.6659	0.4397	0.2829	0.1713	0.0281
April 15, 2010	7.5757	6.6045	5.6439	4.8717	4.2420	3.0969	2.3406	1.4317	0.9235	0.6098	0.4036	0.2627	0.1641	0.0263
April 15, 2011	7.5757	6.5279	5.4679	4.6321	3.9638	2.7875	2.0460	1.2035	0.7589	0.4936	0.3222	0.2060	0.1250	0.0128
April 15, 2012	7.5757	6.2865	5.0786	4.1530	3.4356	2.2405	1.5491	0.8455	0.5157	0.3307	0.2135	0.1339	0.0777	0.0003
April 15, 2013	7.5757	5.5137	4.0845	3.0473	2.2938	1.1877	0.6761	0.2999	0.1777	0.1172	0.0770	0.0469	0.0230	0.0000
April 15, 2014	7.5757	3.7566	0.6029	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(i) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of additional shares of Class A Common Stock shall be determined by the Trustee by straight-line interpolation between the number of additional shares of Class A Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;

(ii) in excess of $125.00 per share (subject to adjustment), no additional shares of Class A Common Stock shall be issued upon conversion; or

(iii) less than $22.00 per share (subject to adjustment), no additional shares of Class A Common Stock shall be issued upon conversion.

Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted pursuant to this Section 8.04 exceed 45.4545 shares per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the number of Additional Shares of Class A Common Stock as set forth in this Section 8.04(b).

Additional Shares deliverable pursuant to this Section 8.04(b) or cash in lieu thereof, shall be delivered on the settlement date applicable to the relevant conversion.

The Company shall provide written notice to all Holders and to the Trustee as soon as practicable and if possible at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide written notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.

Section 8.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock to all or substantially all holders of its outstanding shares of Class A Common Stock, then the Conversion Rate in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1) the numerator of which shall be the sum of the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Class A Common Stock constituting such dividend or other distribution; and

(2) the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the record date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 8.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Class A Common Stock shall be combined into a smaller number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Class A Common Stock entitling them to subscribe or purchase, for a period of up to 45 calendar days, shares of Class A Common Stock at a price per share less than the then Current Market Price, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(1) the numerator of which shall be the number of shares of Class A Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Class A Common Stock offered for subscription or purchase, and

(2) the denominator of which shall be the sum of the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price on such date.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Class A Common Stock shares of any class of Capital Stock of the Company or evidences of its Debt or assets (including securities, but excluding (i) any rights or warrants referred to in Section 8.05(c) hereof, (ii) any dividends or distributions in connection with a reclassification, consolidation, merger, combination or sale or conveyance to which Section 8.06 hereof applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 8.05(a) hereof) (any of the foregoing hereinafter in this Section 8.05(d)) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

(1) the numerator of which shall be the Current Market Price on such record date; and

(2) the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and set forth in a resolution of the Board of Directors) on the record date of the portion of the Distributed Assets so distributed applicable to one share of Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price on the record date or the Current Market Price exceeds such Fair Market Value by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Debentures solely into Class A Common Stock immediately prior to the record date; and provided, further, that no adjustment to the Conversion Rate shall be made if the Holder will otherwise participate in such distribution without conversion as a result of holding the Debentures. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8.05(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 8.05(g)(1) hereof to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be a reasonably accurate measure of value. Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

(1) the numerator of which shall be the Current Market Price of the Class A Common Stock, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the record date), determined as set forth above, and

(2) the denominator of which shall be the Current Market Price on such record date,

such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off of a subsidiary whose securities are publicly traded, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Class A Common Stock on the same Trading Day.

Rights or warrants distributed by the Company to all holders of Class A Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.05 (and no adjustment to the Conversion Rate under this Section 8.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Third Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Debt or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class A Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 8.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Debentures upon conversion by such Holders of Debentures to Class A Common Stock.

For purposes of this Section 8.05(d) and Sections 8.05(a) and (b) hereof, any dividend or distribution to which this Section 8.05(d) is applicable that also includes shares of Class A Common Stock, or rights or warrants to subscribe for or purchase shares of Class A Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Debt, assets or shares of Capital Stock other than such shares of Class A Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 8.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Class A Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 8.05(a) or 8.05(b) hereof with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 8.05(a) and 8.05(b) hereof and (B) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 8.05(a) hereof.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a reclassification, consolidation, merger, binding share exchange or sale to which Section 8.06 hereof applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction,

(1) the numerator of which shall be the Current Market Price on such record date; and

(2) the denominator of which shall be the Current Market Price on such record date less the amount of the cash distribution applicable to one share of Class A Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, that if the portion of the cash so distributed applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debentures solely into Class A Common Stock immediately prior to the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Class A Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Class A Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Class A Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Class A Common Stock on the Trading Day next succeeding the Expiration Time, and

(2) the denominator of which shall be the number of shares of Class A Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Class A Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) For purposes of this Section 8.05, the following terms shall have the meaning indicated:

(1) “Current Market Price” on any date means the average of the daily Closing Sale Price per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if:

(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 8.05 (a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event;

(B) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8.05(d), (e) or (f)) of the evidences of Debt, shares of Capital Stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such “ex” date.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 8.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 8.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Ex” date, when used:

(i) with respect to any issuance or distribution, means the first date on which the shares of Class A Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(ii) with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii) with respect to any tender or exchange offer, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

(2) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company, in its sole discretion, may make such increases in the Conversion Rate, in addition to those required by Sections 8.05(a)-(f) hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders of record of the Debentures and the Trustee a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Section 8.05(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) five Business Days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the Fundamental Change Repurchase Date, unless such adjustment has already been made. All calculations under this Article 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Class A Common Stock or convertible or exchangeable securities or rights to purchase Class A Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Debentures are convertible.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through Business Wire or another widely accepted business wire service containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Debentures at his last address appearing on the Register, within 20 calendar days after execution of such notice. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 8.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 8.05(a) hereof, (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 8.05(b) hereof, or (4) the Expiration Time for any tender or exchange offer pursuant to Section 8.05(f) hereof, (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Class A Common Stock, if any, or other securities, cash or other property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Class A Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 8.03 hereof. For purposes of this Section 8.05(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Class A Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 8.05, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

(m) No adjustment to the Conversion Rate shall be made pursuant to this Section 8.05 if the holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 8.05.

Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

(a) any reclassification or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(b) any consolidation or merger of the Company with or into another Person, or

(c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Class A Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Class A Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any holders of Debentures, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had such Debentures been converted into Class A Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition; provided, however, that in the event that holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Debentures shall be convertible into the consideration that a majority of the holders of Class A Common Stock who made such an election received in such transaction and the term “Applicable Consideration” shall be construed accordingly; and provided, further, that Section 8.12 hereof shall continue to apply following any such transaction. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 8. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 8.

The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 8.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

If this Section 8.06 applies to any event or occurrence, Section 8.05 hereof shall not apply.

Any additional shares of Class A Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 8.04(b) hereof, if applicable, shall not be payable in shares of Class A Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares of Class A Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.

The Company may not become party to any such transaction described in clauses (a), (b) or (c) of this Section 8.06, unless the terms of such transactions are consistent with this Section 8.06.

Section 8.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 8.08 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Class A Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Class A Common Stock to provide for the conversion of the Debentures, including any Additional Shares, from time to time as such Debentures are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Class A Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Class A Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Class A Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Class A Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Class A Common Stock shall be so listed on such exchange or automated quotation system, all Class A Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Class A Common Stock until the first conversion of the Debentures into Class A Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Class A Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 8.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Price or the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 8. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 hereof relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 8.06 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.10 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Class A Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8.05 hereof; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Class A Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Class A Common Stock of the Company (other than a subdivision or combination of its outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be delivered to each Holder at his address appearing on the Register provided for in Section 2.4 of the Base Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified to the extent the Company has the knowledge to do so, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 8.11 Stockholder Rights Plans. If the rights provided for in any rights plan adopted by the Company have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Class A Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as provided in Section 8.05(d) hereof. If such rights have not separated, any shares of Class A Common Stock delivered upon the conversion of Debentures shall be accompanied by such rights.

Section 8.12 Conversion Settlement. Shares of Class A Common Stock issuable upon conversion of Debentures will be delivered to converting Holders on the third Trading Day following the applicable Conversion Date. A Holder receiving shares of Class A Common Stock upon conversion shall not be entitled to any rights as a holder of Class A Common Stock, including, among other things, the right to vote or receive dividends and notices of stockholder meetings, until the close of business on the applicable Conversion Date.

Article 9

Discharge of Indenture

Notwithstanding Article 8 of the Base Indenture, the following Article 9 (and not Article 8 of the Base Indenture) shall apply for purposes of this Third Supplemental Indenture and the Debentures.

Section 9.01 Discharge of Liability on Debentures. (a) When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.8 of the Base Indenture) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.8 of the Base Indenture), and any shares of Class A Common Stock or other property due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Third Supplemental Indenture shall, subject to Section 9.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 7.7 and 7.8 of the Base Indenture, in Sections 2.04 and 2.08 hereof and in this Article 9 shall survive until the Debentures have been paid in full. Thereafter, the Company’s obligations in Section 7.7 of the Base Indenture and Sections 9.03 and 9.04 hereof shall survive.

Section 9.02 Application of Trust Money. The Trustee shall hold in trust money and any shares of Class A Common Stock or other property due in respect of converted Debentures deposited with it pursuant to this Article 9. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures or, in the case of any shares of Class A Common Stock or other property due in respect of converted Debentures, in accordance with this Indenture in relation to the conversion of Debentures pursuant to the terms hereof.

Section 9.03 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Class A Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 9.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Class A Common Stock or other property due in respect of converted Debentures in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Class A Common Stock or other property due in respect of converted Debentures in accordance with this Article 9; provided, however, that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debentureholders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

Section 9.05 Defeasance. Sections 8.3 and 8.4 of the Base Indenture shall not apply to the Debentures authorized and designated under this Third Supplemental Indenture.

Article 10

Miscellaneous

Section 10.01 Governing Law. This Third Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.02 No Debenture Interest Created. Nothing in this Third Supplemental Indenture or in the Debentures, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 10.03 Successors. All agreements of the Company in this Third Supplemental Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successor.

Section 10.04 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.05 Severability. In case any provision in this Third Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.07 Inconsistency. In the event of any inconsistency or conflict between the Base Indenture and this Third Supplemental Indenture, this Third Supplemental Indenture shall govern.

Section 10.08 Calculations in Respect of Debentures. Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this Third Supplemental Indenture, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate. The Company or its Agents shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

SUNPOWER CORPORATION

/s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Chief Financial Officer

WELLS FARGO BANK, N.A.

/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Signature Page to Third Supplemental Indenture